As filed with the Securities and Exchange Commission on June 18, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

________________________

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Virginia	16-1694602
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

15521 Midlothian Turnpike
Midlothian, Virginia	23113
(Address of Principal Executive Offices)	(Zip Code)

________________________

VILLAGE BANK AND TRUST FINANCIAL CORP.

INCENTIVE PLAN

(Full title of the plan)

________________________

William G. Foster, Jr.

President and Chief Executive Officer

Village Bank and Trust Financial Corp.

15521 Midlothian Turnpike

Midlothian, Virginia 23113

(Name and address of agent for service)

(804) 897-3900

(Telephone number, including area code, of agent for service)

________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $4.00 per share	225,000 shares	$1.41	$317,250	$40.86
(1)	The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend, recapitalization or similar event.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. Pursuant to Rule 457(h), the proposed maximum offering price per share was calculated based on the average of the high ($1.41) and low ($1.41) prices of a share of Common Stock as report on the NASDAQ Capital Market on June 17, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 previously filed by Village Bank and Trust Financial Corp. (the “Company”) on November 19, 2013 (File No. 333-192408) are incorporated herein by reference and made a part hereof. This Registration Statement is being filed by the Company to register an additional 225,000 shares of common stock, par value $4.00 per share, of the Company that may be awarded under the Village Bank and Trust Financial Corp. Incentive Plan pursuant to an amendment to such plan approved by the shareholders of the Company on May 20, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof, to the extent that such documents are considered filed with the Commission:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

(c)	the Company’s Current Reports on Form 8-K filed on May 22, May 27 and June 6, 2014; and

(d)	the description of the Company’s common stock as set forth in the Company’s Current Report on Form 8-K filed on May 17, 2004.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia, as amended (the “Code”), permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code and furnishes the corporation with a written undertaking to repay any funds advanced if it is ultimately determined that the director or officer has not met the relevant standard of conduct. To meet this standard of conduct, the Code provides that the director or officer must have conducted himself or herself in good faith and believed, in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests and, in the case of other conduct, was not opposed to its best interests. In the case of any criminal proceeding, the director or officer must not have had reasonable cause to believe such conduct was unlawful. In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advancement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

Article VI of the Company’s Articles of Incorporation provides for the elimination of certain personal liability of directors and officers of the Company to the Company and its shareholders for any monetary damages arising out of or resulting from a single transaction, occurrence or course of conduct except in cases of willful misconduct or a knowing violation of criminal law. In addition, Article VI requires for the indemnification of every individual made a party to a proceeding because such person is or was a director or officer of the Company against liability incurred in the proceeding to the fullest extent authorized by the Code if he or she has met the standard of conduct prescribed by the Code set forth above. Article VI also permits the Company to advance expenses to directors and officers and to indemnify employees and agents of the Company to the same extent as permitted with respect to directors or officers. Article VI authorizes the Company to purchase and maintain insurance to indemnify itself and any person who is or was a director, officer, or employee, agent or consultant against any liability asserted against or incurred by any such person in any such capacity or arising from his or her status as such, whether or not the Company would have the power to indemnify such liability under the Code.

Item 7. Exemption from Registration Claimed.

Not applicable.

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Item 8. Exhibits.

Exhibit Number	Description of the Exhibit

4.1	Articles of Incorporation of Village Bank and Trust Financial Corp., restated in electronic format as of May 18, 2005, incorporated by reference to Exhibit 3.1 of the Annual Report on Form 10-K for the year ended December 31, 2010.

4.2	Articles of Amendment to the Articles of Incorporation of Village Bank and Trust Financial Corp., incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed May 6, 2009.

4.3	Bylaws of Village Bank and Trust Financial Corp., amended and restated as of November 27, 2007, incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed December 10, 2007.

5.0	Opinion of LeClairRyan, A Professional Corporation.

23.1	Consent of BDO USA, LLP.

23.2	Consent of LeClairRyan, A Professional Corporation (included in Exhibit 5.0).

24.0	Power of Attorney (included on signature page).

99.1	Village Bank and Trust Financial Corp. Incentive Plan.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)	paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to applicable law, the registrant’s Articles of Incorporation, as it may be amended from time to time, the registrant’s Bylaws or the registrant’s indemnification agreements, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chesterfield County, Commonwealth of Virginia, on this 18th day of June, 2014.

VILLAGE BANK AND TRUST FINANCIAL CORP.

By:	/s/ William G. Foster, Jr.
William G. Foster, Jr.
President and Chief Executive Officer

Each of the undersigned hereby appoints William G. Foster, Jr. and C. Harril Whitehurst, Jr., each of whom may act individually, as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ William G. Foster, Jr.	President, Chief Executive Officer and Director (principal	June 18, 2014
William G. Foster, Jr.	executive officer)

/s/ C. Harril Whitehurst, Jr.	Executive Vice President and Chief Financial Officer	June 18, 2014
C. Harril Whitehurst, Jr.	(principal financial and accounting officer)

/s/ R.T. Avery, III	Director	June 18, 2014
R.T. Avery, III

/s/ Donald J. Balzer, Jr.	Director and Vice Chairman of the Board	June 18, 2014
Donald J. Balzer, Jr.

/s/ Craig D. Bell	Director and Chairman of the Board	June 18, 2014
Craig D. Bell

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Signature	Capacity	Date

/s/ William B. Chandler	Director	June 18, 2014
William B. Chandler

/s/ R. Calvert Esleeck, Jr.	Director	June 18, 2014
R. Calvert Esleeck, Jr.

	Director	June 18, 2014
O. Woodland Hogg, Jr.

/s/ Michael A. Katzen	Director	June 18, 2014
Michael A. Katzen

/s/ Michael L. Toalson	Director	June 18, 2014
Michael L. Toalson

/s/ Charles E. Walton	Director	June 18, 2014
Charles E. Walton

/s/ John T. Wash, Sr.	Director	June 18, 2014
John T. Wash, Sr.

/s/ George R. Whittemore	Director	June 18, 2014
George R. Whittemore

/s/ Thomas W. Winfree	Director	June 18, 2014
Thomas W. Winfree

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EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

4.1	Articles of Incorporation of Village Bank and Trust Financial Corp., restated in electronic format as of May 18, 2005, incorporated by reference to Exhibit 3.1 of the Annual Report on Form 10-K for the year ended December 31, 2010.

4.2	Articles of Amendment to the Articles of Incorporation of Village Bank and Trust Financial Corp., incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed May 6, 2009.

4.3	Bylaws of Village Bank and Trust Financial Corp., amended and restated as of November 27, 2007, incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed December 10, 2007.

5.0	Opinion of LeClairRyan, A Professional Corporation.

23.1	Consent of BDO USA, LLP.

23.2	Consent of LeClairRyan, A Professional Corporation (included in Exhibit 5.0).

24.0	Power of Attorney (included on signature page).

99.1	Village Bank and Trust Financial Corp. Incentive Plan.